Q3 FY19 Earnings Release	Page 1 of 4

For more information contact:

Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Third Quarter Fiscal Year 2019 Results Including 91% Software Revenue Growth
Delivers GAAP EPS of $1.43 and non-GAAP EPS of $2.52 per diluted share
SEATTLE, WA - July 24, 2019 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal year 2019 third quarter ended June 30, 2019. Third quarter fiscal year 2019 results include the acquisition of NGINX, Inc., completed on May 8, 2019.
“The quarter’s 4% total revenue growth and 91% software growth was driven by customer demand for the software form factors of our application services, as customers globally rely on F5 to provide consistent application security and reliable performance across private, public and multi-cloud environments,” said François Locoh-Donou, F5 President and Chief Executive Officer. “With customers facing an ever-increasing array of threats, our software growth continues to be driven by security use cases, including web application firewall and bot-defense and mitigation.”
“We continue to aggressively execute our strategy of expanding our reach and broadening our role while transitioning F5 to a software-driven model,” continued Locoh-Donou. “Customers are beginning to recognize a new F5 as a result of our reprioritization of development resources, introduction of new, flexible consumption models, and most recently, the acquisition and integration of NGINX.”
Third Quarter Performance Summary
Revenue of $563.4 million for the third quarter of fiscal year 2019 reflects 4% growth from $542.2 million in the third quarter of fiscal year 2018, driven by total software solutions revenue growth of 91%, including a partial quarter contribution from NGINX.
GAAP net income for the third quarter of fiscal year 2019 was $85.9 million, or $1.43 per diluted share, and includes $41.0 million in stock-based compensation, $30.1 million in costs related to the acquisition of NGINX, $8.7 million in facility-exit costs and $3.7 million in amortization of purchased intangible assets. This compares with third quarter fiscal year 2018 GAAP net income of $122.7 million, or $1.99 per diluted share.
Non-GAAP net income for the third quarter of fiscal year 2019 was $151.5 million, or $2.52 per diluted share, compared to $150.1 million, or $2.44 per diluted share, in the third quarter of fiscal year 2018. Non-GAAP net income for the third quarter of fiscal year 2019 and the third quarter of fiscal year 2018 excludes the impact of stock-based compensation and amortization of purchased intangible assets. Non-GAAP net income for the third quarter of fiscal year 2019 also excludes facility-exit costs related to the Company’s headquarters move and costs related to the acquisition of NGINX.
A reconciliation of net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included below.

Q3 FY19 Earnings Release	Page 2 of 4

Business Outlook
For the fourth quarter of fiscal year 2019 ending September 30, 2019, the Company expects to deliver revenue in the range of $577 million to $587 million with non-GAAP earnings in the range of $2.53 to $2.56 per diluted share.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, restructuring charges, facility-exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, July 24, 2019, at 1:30 pm PT. The live webcast can be accessed at https://event.on24.com/wcc/r/2004027/4341065A22F8EDBD53E07FA6C21D5E13. To participate in the live call via telephone in the U.S., dial 866-209-3822. Outside the U.S., dial +1-647-689-5683. Please call 10 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website at https://www.f5.com.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, and software and F5aaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated

Q3 FY19 Earnings Release	Page 3 of 4

financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock and employee stock purchases through the company’s ESPP. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Facility-exit costs. In fiscal 2019, F5 relocated its headquarters in Seattle, Washington and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Significant litigation and other contingencies. F5, from time to time, may incur charges or benefits that are outside of the ordinary course of F5’s business related to litigation and other contingencies. F5 believes it is useful to exclude such charges or benefits, when significant, because it does not consider such amounts to be part of the ongoing operation of F5’s business and because of the singular nature of the claims underlying such matters.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates

Q3 FY19 Earnings Release	Page 4 of 4

comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) gives the world’s largest businesses, service providers, governments, and consumer brands the freedom to securely deliver every app, anywhere-with confidence. F5 delivers cloud and security application services that enable organizations to embrace the infrastructure they choose without sacrificing speed and control. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$688,350	$424,707
Short-term investments	298,137	614,705
Accounts receivable, net of allowances of $2,562 and $2,040	320,465	295,352
Inventories	36,009	30,568
Other current assets	161,940	52,326
Total current assets	1,504,901	1,417,658
Property and equipment, net	226,002	145,042
Long-term investments	161,619	411,184
Deferred tax assets	25,079	33,441
Goodwill	1,065,379	555,965
Other assets, net	194,295	42,186
Total assets	$3,177,275	$2,605,476
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$55,630	$57,757
Accrued liabilities	213,195	180,979
Deferred revenue	803,241	715,697
Total current liabilities	1,072,066	954,433
Other long-term liabilities	117,804	65,892
Deferred revenue, long-term	363,271	299,624
Deferred tax liabilities	352	35
Total long-term liabilities	481,427	365,551
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,129 and 60,215 shares issued and outstanding	98,722	20,427
Accumulated other comprehensive loss	(18,193)	(22,178)
Retained earnings	1,543,253	1,287,243
Total shareholders’ equity	1,623,782	1,285,492
Total liabilities and shareholders’ equity	$3,177,275	$2,605,476

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net revenues
Products	$248,929	$238,835	$720,665	$703,696
Services	314,465	303,368	931,394	895,002
Total	563,394	542,203	1,652,059	1,598,698
Cost of net revenues (1)(2)(3)
Products	44,336	45,164	130,293	132,556
Services	46,431	45,845	135,366	135,485
Total	90,767	91,009	265,659	268,041
Gross profit	472,627	451,194	1,386,400	1,330,657
Operating expenses (1)(2)(3)(4)
Sales and marketing	195,852	165,806	531,065	503,710
Research and development	116,894	94,061	305,246	271,006
General and administrative	57,141	39,374	146,340	118,634
Total	369,887	299,241	982,651	893,350
Income from operations	102,740	151,953	403,749	437,307
Other income, net	4,722	2,259	19,251	7,194
Income before income taxes	107,462	154,212	423,000	444,501
Provision for income taxes	21,557	31,469	90,103	123,693
Net income	$85,905	$122,743	$332,897	$320,808

Net income per share — basic	$1.43	$2.01	$5.55	$5.21
Weighted average shares — basic	59,981	60,970	59,963	61,531

Net income per share — diluted	$1.43	$1.99	$5.51	$5.16
Weighted average shares — diluted	60,196	61,633	60,372	62,214

Non-GAAP Financial Measures
Net income as reported	$85,905	$122,743	$332,897	$320,808
Stock-based compensation expense (5)	40,999	38,739	119,182	121,007
Amortization of purchased intangible assets	3,712	2,803	7,260	8,413
Facility-exit costs	8,704	—	13,752	—
Acquisition-related charges	30,133	—	33,663	—
Tax effects related to above items	(17,919)	(14,139)	(37,241)	(33,788)
Tax on deemed repatriation of undistributed foreign earnings	—	—	—	7,000
Remeasurement of net deferred tax assets due to change in U.S. tax rate	—	—	—	11,584
Net income excluding stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$151,534	$150,146	$469,513	$435,024

Net income per share excluding stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.52	$2.44	$7.78	$6.99

Weighted average shares - diluted	60,196	61,633	60,372	62,214

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$5,118	$4,947	$15,152	$15,940
Sales and marketing	17,767	16,153	49,645	47,186
Research and development	10,037	11,532	30,598	36,435
General and administrative	8,077	6,107	23,787	21,446
	$40,999	$38,739	$119,182	$121,007

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,471	$2,027	$4,557	$6,083
Sales and marketing	710	251	1,122	755
General and administrative	531	525	1,581	1,575
	$3,712	$2,803	$7,260	$8,413

(3) Includes facility-exit costs as follows:
Cost of net revenues	$1,026	$—	$1,714	$—
Sales and marketing	2,021	—	3,632	—
Research and development	3,605	—	5,591	—
General and administrative	2,052	—	2,815	—
	$8,704	$—	$13,752	$—

(4) Includes acquisition-related charges as follows:
Sales and marketing	$6,106	$—	$6,106	$—
Research and development	16,116	—	16,116	—
General and administrative	7,911	—	11,441	—
	$30,133	$—	$33,663	$—

(5)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2019	2018
Operating activities
Net income	$332,897	$320,808
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss on disposition of assets and investments	606	64
Stock-based compensation	119,182	121,007
Provisions for doubtful accounts and sales returns	65	1,494
Depreciation and amortization	46,645	44,081
Deferred income taxes	10,171	19,241
Changes in operating assets and liabilities:
Accounts receivable	(16,249)	(6,945)
Inventories	(5,441)	(1,488)
Other current assets	(54,381)	11,590
Other assets	(8,785)	(68)
Accounts payable and accrued liabilities	37,932	(16,423)
Deferred revenue	79,113	63,402
Net cash provided by operating activities	541,755	556,763
Investing activities
Purchases of investments	(210,109)	(499,084)
Maturities of investments	507,804	295,479
Sales of investments	276,278	10,748
Acquisition of businesses, net of cash acquired	(611,550)	—
Cash provided by sale of fixed asset	—	1,000
Purchases of property and equipment	(83,008)	(36,074)
Net cash used in investing activities	(120,585)	(227,931)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	45,455	48,818
Repurchase of common stock	(201,045)	(450,064)
Net cash used in financing activities	(155,590)	(401,246)
Net increase (decrease) in cash, cash equivalents and restricted cash	265,580	(72,414)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(111)	(1,588)
Cash, cash equivalents and restricted cash, beginning of period	425,894	674,452
Cash, cash equivalents and restricted cash, end of period	$691,363	$600,450